AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                             LEK INTERNATIONAL, INC.

The undersigned, being the President and Secretary of LEK International, Inc., a Nevada corporation (hereinafter referred to as the "Corporation"), having been authorized to execute these Amended and Restated Articles of Incorporation, hereby certifies to the Secretary of State of the State of Nevada that:

FIRST:   The   Corporation   desires  to  amend  and  restate  its  Articles  of
       Incorporation as currently in effect as hereinafter provided.

SECOND: The provisions set forth in these Amended and Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto. These Amended and Restated Articles of Incorporation correctly set forth the provisions of the Articles of Incorporation, as amended to the date hereof.

THIRD: The Board of Directors duly adopted and declared the advisability of the Amended and Restated Articles of Incorporation.

FOURTH:  Shareholders  of the  Corporation  holding  608,000  of  the  1,000,000 outstanding shares (60.8%) of the Corporation's common stock approved and adopted the amendments contained in the Amended and Restated Articles of Incorporation by written consent dated December 15, 1999.

FIFTH: The Articles of Incorporation of the Corporation, as amended and restated, are set forth on Exhibit A attached hereto.


/S/ DAVID WARD                          /S/ ROBERT HEMMERLING
David Ward, President                   Robert Hemmerling, Secretary

                                 ACKNOWLEDGMENT

Province of British Columbia                )
                                            ) ss
City of Richmond                            )

On December 20, 1999, personally appeared before me, a Notary Public, David Ward, who acknowledged that he executed the above instrument.


(Notary Stamp or Seal)                          /S/ FRED NGAN
                                                Notary Public


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                                    Exhibit A

These amended and restated articles of incorporation shall be deemed effective as of January 17, 2000.

                                    ARTICLE I
                                      NAME

The name of this Corporation is San Joaquin Resources Inc.


                                   ARTICLE II
                               PURPOSES AND POWERS

The Corporation is organized to engage in any and all lawful acts and/or activities for which corporations may be organized under the laws of the State of Nevada.


                                   ARTICLE III
                            AUTHORIZED CAPITAL STOCK

The amount of total authorized capital stock which the Corporation shall have authority to issue is 100,000,000 shares of common stock, each with $0.0001 par value, and 5,000,000 shares of preferred stock, each with $0.001 par value. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the Corporation.

No cumulative voting, on any matter to which shareholders shall be entitled to vote, shall be allowed for any purpose.

The authorized stock of this Corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall, from time to time, determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this Corporation.


                                   ARTICLE IV
                                    DIRECTORS

The Governing Board shall be styled as Directors. The Directors are hereby granted the authority to do any act on behalf of the Corporation as may be allowed by law. Any action taken in good faith, shall be deemed appropriate and in each instance where the Nevada General Corporation Law provides that the Directors may act in certain instances where the Articles of Incorporation so authorize, such action by the Directors, shall be deemed to exist in these Articles and the authority granted by said Act shall be imputed hereto without the same specifically having been enumerated herein.

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The Board of  Directors  may consist of from one (1) to nine (9)  directors,  as determined, from time to time, by the then existing Board of Directors.


                                    ARTICLE V
                              NON-ASSESSABLE STOCK

The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of said Corporation, whether issued for money, services, property or otherwise. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.


                                   ARTICLE VI
                               PERSONAL LIABILITY

Pursuant to NRS 78.037, neither the Directors, the Officers, nor the Stockholders of the Corporation shall have any personal liability for damages or for breach of fiduciary duty except for acts or omissions which include misconduct or fraud.


                                   ARTICLE VII
                                  INCORPORATOR

The name and address of the incorporator of this Corporation is as follows:

         NAME                                      ADDRESS
         ----                                      -------
Robert Seligman                           2533 North Carson Street
                                          Carson City, Nevada 89706

                                  ARTICLE VIII
                                COMMON DIRECTORS

         As provided by Nevada Revised  Statutes 78.140,  without  repeating the section in full here, the same is adopted and no contract or other transaction between this Corporation and any of its officers, agents, or directors shall be deemed void or voidable solely for that reason. The balance of the provisions of the code section cited, as it now exists, allowing such transactions, is hereby incorporated into this Article as though more fully set forth, and such Article shall be read and interpreted to provide the greatest latitude in its application.

                                   ARTICLE IX
                       LIABILITY OF DIRECTORS AND OFFICERS

         No Director, Officer, or Agent, to include counsel, shall be personally liable to the Corporation or its stockholders for monetary damages for any breach or alleged breach of fiduciary or professional duty by such person acting in such capacity. It shall be presumed that in accepting the position as an Officer, Director, Agent, or Counsel, said individual relied upon and acted in reliance upon the terms and protections provided for by this Article. Notwithstanding the foregoing sentences, a person specifically covered by this Article, shall be liable to the extent provided by applicable law, for acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or for the payment of dividends in violation of NRS 78.300.


                                    ARTICLE X
             ELECTION REGARDING NRS 78.378-78.3793 AND 78.411-78.444

         This Corporation shall NOT be governed by nor shall the provisions of NRS 78.378 through and including 78.3793 and NRS 78.411 through and including
78.444 in any way whatsoever affect the management, operation or be applied in this Corporation.


                                   ARTICLE XI
                                 INDEMNIFICATION

         The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, employee, or agent of, or in any similar managerial or fiduciary position of, another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall also indemnify any person who is serving or has served the Corporation as a director, officer, employee, or agent of the Corporation to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.


                                   ARTICLE XII
                           REGISTERED AGENT AND OFFICE

         The Corporation's registered agent and its address, which is the Corporation's registered office in the State of Nevada, shall be Corporation Trust Company of Nevada, 6100 Neil Road, Suite 500, Reno, Nevada 89511.


/S/ DAVID WARD                       /S/ ROBERT HEMMERLING
David Ward, President                Robert Hemmerling, Secretary

                                 ACKNOWLEDGMENT

Province of British Columbia        )
                                    )ss.
City of Richmond                    )

         On December 20, 1999, personally appeared before me, a Notary Public, David Ward, who acknowledged that he executed the above instrument.


(Notary Stamp or Seal)                        /S/ FRED NGAN
                                              Notary Public

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